EXHIBIT 4.1 FORM OF NOTE DUE 2014

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF, AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY THAT IS SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

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No. R-	CUSIP No. 737679 CX 6
[FORM OF FACE OF 4.65% SENIOR NOTE DUE APRIL 15, 2014]
POTOMAC ELECTRIC POWER COMPANY 4.65 % SENIOR NOTE DUE APRIL 15, 2014

                         POTOMAC ELECTRIC POWER COMPANY, a corporation duly organized and existing under the laws of the District of Columbia and the Commonwealth of Virginia (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to                           or registered assigns, the principal sum of                                Dollars on April 15, 2014, and to pay interest on said principal sum semi-annually in arrears on April 15 and October 15 of each year (each an "Interest Payment Date"), commencing October 15, 2004, at the rate of 4.65% per annum, until the principal hereof is paid or made available for payment. Interest on the Securities of this series will accrue from March 24, 2004, to the first Interest Payment Date, and thereafter will accrue from the last Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day with the same force and effect as if made on the Interest Payment Date (and without any interest or other payment in respect of such delay). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the first calendar day of the month in which such Interest Payment Date occurs; provided, however, that interest payable at Maturity will be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

                         Payment of the principal of and interest on this Security will be made upon presentation at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the Person entitled thereto, as such address shall appear on the Security Register or by wire transfer to an account designated by the Person entitled thereto; and provided further, that so long as the Securities of this series are registered in the name of The Depository Trust

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Company or a nominee thereof, all payments of principal, premium, if any, and interest in respect of the Securities of this series will be made in immediately available funds.

                         Pursuant to and in accordance with Article Thirteen of the Indenture, prior to the Release Date, the Securities of this series shall be secured by the series of First Mortgage Bonds issued under the Mortgage designated as "First Mortgage Bonds, 4.65% Collateral Series due April 15, 2014" (the "Collateral First Mortgage Bonds") delivered by the Company to the Trustee for the benefit of the Holders of the Securities of this series. On the Release Date, the Securities of this series shall cease to be secured by such First Mortgage Bonds and shall become unsecured general obligations of the Company. In certain circumstances prior to the Release Date as provided in the Indenture, the Trustee is required to surrender the Collateral First Mortgage Bonds, provided that the aggregate principal amount of Collateral First Mortgage Bonds held by the Trustee after such surrender is not less than the aggregate principal amount of the Securities of this series outstanding at such time. Reference is made to the Mortgage and the Indenture for a description of the rights of the Trustee as holder of the Collateral First Mortgage Bonds, the property mortgaged and pledged under the Mortgage and the rights of the Company and of the Mortgage Trustee in respect thereof, the duties and immunities of the Mortgage Trustee and the terms and conditions upon which the Collateral First Mortgage Bonds are secured and the circumstances under which additional First Mortgage Bonds may be issued.

                         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Any capitalized term which is used herein and not otherwise defined shall have the meaning ascribed to such term in the Indenture.

                         Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in its name by the Vice President of the Company and its corporate seal to be affixed hereto and attested by the Secretary of the Company.

Attest: By: _______________________________ Secretary	POTOMAC ELECTRIC POWER COMPANY By: __________________________________ Vice President
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[FORM OF CERTIFICATE OF AUTHENTICATION]
CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
Dated:	THE BANK OF NEW YORK, as Trustee By: ________________________________ Authorized Signatory
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[FORM OF REVERSE OF 4.65% SENIOR NOTE DUE APRIL 15, 2014]

                         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), of the series designated "4.65% Senior Notes due April 15, 2014", all issued and to be issued under the Indenture (For Senior Debt Securities), dated as of November 17, 2003 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on March 24, 2004, creating such series, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

Optional Redemption

                         The Securities of this series shall be redeemable at the option of the Company prior to the Stated Maturity of the principal thereof, in whole or in part, at any time. The Company shall give notice of its intent to redeem such Securities of this series at least 30 days but no more than 60 days prior to the Redemption Date. If the Company redeems all or any part of the Securities of this series pursuant to the provisions of this paragraph, it shall pay a Redemption Price equal to the greater of

(1) 100% of the principal amount of the Securities of this series being redeemed, and

                         (2)   the sum of the present values of the remaining scheduled payments of principal of and interest (not including the portion of any scheduled payment of interest which accrued prior to the Redemption Date) on the Securities of this series being redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in each case, accrued interest on those Securities to the Redemption Date.

                         "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

                         "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series.

"Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as
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a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the H.15 Daily Update of the Federal Reserve Bank, or (ii) if such release (or any successor release) is not published or does not contain prices on such Business Day, the Reference Treasury Dealer Quotations actually obtained by the Trustee for such Redemption Date.

"H.15 (519)" means the weekly statistical release entitled "H.15 (519) Selected Interest Rates" or any successor publication published by the Board of Governors of the Federal Reserve System.
"H.15 Daily Update" means the daily update of H.15 (519) available through the worldwide website of the Board of Governors of the Federal Reserve System or any successor site or publication.

                         "Reference Treasury Dealer" means Credit Suisse First Boston LLC and its successors; provided, however, that if Credit Suisse First Boston LLC or its successor shall cease to be a primary United States Treasury securities dealer in New York City (a "Primary Treasury Dealer") the Company shall substitute therefor another Primary Treasury Dealer.

                         "Reference Treasury Dealer Quotations" means, with respect to any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

                         The Company shall deliver to the Trustee before any Redemption Date for the Securities of this series its calculation of the Redemption Price applicable to such redemption. Except with respect to the obligations of the Trustee expressly set forth in the foregoing definitions of "Comparable Treasury Price" and "Reference Treasury Dealer Quotations," the Trustee shall be under no duty to inquire into, may presume the correctness of, and shall be fully protected in acting upon, the Company's calculation of any Redemption Price of the Securities of this series.

                         In lieu of stating the Redemption Price, notices of redemption of the Securities of this series shall state substantially the following: "The Redemption Price of the Notes to be redeemed shall equal the sum of (a) the greater of (i) 100% of the principal amount of such Senior Notes, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest (not including the portion of any scheduled payment of interest which accrued prior to the Redemption Date) on the Senior Notes being redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Senior Notes) plus 20 basis points, plus (b) accrued interest on the principal amount hereof to the Redemption Date."

                         If at the time notice of redemption is given the redemption moneys are not on deposit with the Trustee, then the redemption shall be subject to the receipt of such moneys on or before the Redemption Date, and such notice shall be of no effect unless such moneys are received.

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General Provisions

                         The Indenture contains provisions for legal defeasance of the entire indebtedness of the Securities of this series, and for covenant defeasance with respect to the Securities of this series, upon compliance with certain conditions set forth in the Indenture.

                         If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                         The Indenture permits, with certain exceptions as therein provided, the amendment thereof by supplemental indenture and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series (or tranches within a series) to be affected; provided, however, that the Indenture permits the Trustee to enter into supplemental indentures for limited purposes without the consent of the Holders. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding to waive compliance by the Company with certain provisions of the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing, considered as one class, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee and offered the Trustee indemnity reasonably satisfactory to the Trustee, the Trustee for 60 days after receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding, and no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing, considered as one class. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and
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unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and in integral multiples thereof.

                         As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                         The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                         No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on this Security, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood by the Holder hereof that the Indenture and this Security are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or indirectly through the Company or any predecessor or successor corporation, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or in this Security or to be implied therefrom or herefrom, and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the issuance of this Security.

                         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture and in the Officer's Certificate establishing the terms of the Securities of this series.

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